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                                  EXHIBIT 23.2

                      CONSENT OF PRICEWATERHOUSECOOPERS LLP



                         Consent of Independent Auditors

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of King Pharmaceuticals, Inc. of our report dated February 15, 1999 (except Note 20 for which the date is March 3, 1999 and Note 21 for which the date is November 11, 1999), relating to the consolidated financial statement and financial statement schedule appearing in the Company's Form 8-K dated December 10, 1999.


                                       PricewaterhouseCoopers LLP


                                       Greensboro, North Carolina
                                       March 8, 2000